EXHIBIT 99.1

For Immediate Release

CONTACTS:
Tony Rossi Financial Relations Board 310-854-8317 trossi@financialrelationsboard.com	Julia Francis Mobility Electronics, Inc 480-477-3583 jfrancis@mobl.com
Mobility Electronics Adds Motorola Veteran as
Senior Vice President of Worldwide Sales and Distribution
Scottsdale, AZ, July 17, 2006 — Mobility Electronics, Inc. (Nasdaq: MOBE), a leading provider of innovative portable power and computing solutions, announced today that Jonathan Downer has joined the Company to serve in the newly created position of Senior Vice President of Worldwide Sales and Distribution. Downer will be responsible for leading all worldwide sales and distribution efforts for Mobility’s entire line of universal power adapters and iGo® branded connectivity products.
Downer joins Mobility from Motorola, where he served as General Manager, Americas for Motorola’s Companion Products division since 2003. In this position, Downer managed the marketing and sales of Motorola accessories to wireless carriers, distributors and retail stores. His accomplishments included helping Motorola capture the leading North American position in Bluetooth® headset sales and generating more than 400% growth in sales through the retail channel during 2005. During his tenure at Motorola, Downer also held a number of other senior sales and marketing positions including managing Motorola’s strategic relationship with BellSouth/Cingular. Prior to Motorola, Downer served as General Manager of the Mobile Communications division of Robert Bosch Canada.
Downer holds an MBA from Northwestern University’s Kellogg Graduate School of Management and a Bachelor of Business Administration from Ryerson University.
“We are very excited to add an executive of Jonathan’s caliber to lead our sales efforts,” said Charles Mollo, CEO of Mobility Electronics. “We are highly focused on enhancing our sales organization in order to accelerate our efforts to penetrate the wireless carrier and distributor market with our low-power and connectivity products. Jonathan has outstanding relationships with customers in the wireless market and has personally managed the launch and growth of numerous wireless accessories in this channel. Having worked closely with Mobility in his position at Motorola, Jonathan is very

Mobility Electronics

familiar with our universal power adapters for low-power ME devices and is excited about the opportunities to grow this business. Importantly, Jonathan will also work closely with our strategic partner Motorola to help us continue capitalizing on their distribution and technical strength.”
About Mobility Electronics, Inc.
Mobility Electronics, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo tip technology. Mobility Electronics’ iGo brand offers a full line of AC, DC and combination AC/DC power adapters for portable computers and mobile electronic devices. All of these adapters leverage the Company’s iGo tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
The Company also offers hardware products for handheld devices, expansion and docking products for servers, desktop and portable computers, and other accessories for the mobile electronic device market.
Mobility Electronics’ products are available at www.iGo.com as well as through leading resellers, retailers and OEM partners. For additional information call 480-596-0061, or visit www.mobilityelectronics.com.
Mobility Electronics, iGo and ...improving your mobile experience are registered trademarks of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners. This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including expectations relating to the growth of the low-power business; the penetration of the wireless carriers and distributors market; and future sales efforts with Motorola. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in the forward-looking statements include the sell through rates of the Company’s power adapters; delays or cessation of shipments of the Company’s products to wireless carriers or distributors; the ability of Mobility’s sales force to add new customers in the wireless carriers and distributors market; the timing and success of new product introductions; the development and introduction of new products by us and our competitors; the performance of suppliers and subcontractors; industry and general economic or business conditions; and other factors detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.
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